EXHIBIT 99.2

                             [FRONT]
                                        SUBSCRIPTION OFFERING
                                        STOCK ORDER FORM


                                        Old Guard Group, Inc.

Note: Please read this Stock Order Form and instructions on the back of this form before completion.

Deadline 1:00 P.M., Local Time,                          1997
-       WE ARE NOT REQUIRED TO ACCEPT COPIES OF THIS FORM
The Subscription and Community Offering ends at 1:00 P.M., Local
time, on                                  , 1997.  Your Stock
Order Form, properly executed and with the correct payment, must be received at the address on the bottom of this form by this deadline, or it will be considered void.
________________________________________________________________
Number of Shares                        Office Use Only:
(1) Number of Shares    Price Per Share    (2) Total Amount Due

____________    x     $10.00       =     $____________
(minimum 25)

______________      ______________       __________________
Date Rec'd          Batch #              Order #

The minimum number of shares that may be     _____________
subscribed for is 25.  See Prospectus        Priority
for further details regarding the maximum
purchase limitations.
________________________________________________________________
Method of Payment                      Purchaser Information
(3) [ ] Enclosed is a check, bank draft or money order payable to Old Guard Group, Inc. for $____________(or cash if presented in person.)

(4) [ ] Check here if you are an Eligible Policyholder with a policy in effect May 31, 1996.

     [ ] Check here if you are a director, officer or employee of Old Guard Group, Inc. or one of its subsidiaries.

Policy Title (Names on Policy)               Policy Number

1.______________________________________________________________
  ____________________________
2.______________________________________________________________
  ____________________________
________________________________________________________________
If additional space is needed, please use the back of this form.
________________________________________________________________
Stock Registration
(5)  Form of stock ownership

     [ ]  Individual                    [ ]  Tenants in Common
     [ ]  Uniform Transfer to Minors    [ ]  Corporation
     [ ]  Fiduciary/Trust (Under        [ ]  Joints Tenants
          Agreement
     [ ]  Individual Retirement Account [ ]  Uniform Gift to
                                             Minors
     [ ]  Partnership                   [ ]  Other____________
                                             (Please Specify)
     Dated:__________________
________________________________________________________________
(6)  Name (1)                      Social Security or
                                   Tax I.D. No.
________________________________________________________________
     Name (2)                      Daytime Telephone
________________________________________________________________
     Street Address                Evening Telephone
________________________________________________________________
City        State            Zip Code        County of Residence
________________________________________________________________
NASD Affiliation (This section only applies to those individuals who meet the delineated criteria).
[ ] Check here if you are a member of the National Association of Securities Dealers, Inc. ("NASD"), a person associated with an NASD member, a member of the immediate family of any such person to whose support such person contributes, directly or indirectly, or the holder of an account in which an NASD member or person associated with an NASD member has a beneficial interest. To comply with conditions under which an exemption from the NASD's interpretation With Respect to Free-Riding and Withholding is available, you agree, if you have checked the NASD affiliation box, (i) not to sell, transfer or hypothecate the stock for a period of 3 months following the issuance, and (ii) to report this subscription in writing to the applicable NASD member within one day of the payment therefor.
Acknowledgment
By signing below, I acknowledge receipt of the Prospectus dated ___________________ at least 48 hours prior to the delivery of the Stock Order Form to Old Guard Group, Inc. and the provisions therein and understand that I may not change or revoke my order once it is received by Old Guard Group, Inc. I also certify that this stock order is for my account only and there is no agreement or understanding regarding any further sale or transfer of these shares. Under penalties of perjury, I certify that the Social Security or Tax ID number given above is correct and I am not subject to backup withholding tax. Pennsylvania law prohibits any person from transferring conversion subscription rights. Old Guard Group, Inc. will pursue any and all legal and equitable remedies in the event it becomes aware of the transfer of subscription rights and will not honor orders involving such transfer.
Signature  (Please sign in box(es) below right)
Sign and date the form. When purchasing as a custodian, corporate officer, etc., include your full title.

Date

                              Authorized Signature Title (if
                              applicable)



                              Authorized Signature Title (if
                              applicable) Date

YOUR ORDER WILL BE FILLED IN ACCORDANCE WITH THE PROVISIONS OF
THE SUBSCRIPTION AND COMMUNITY OFFERING PROSPECTUS.

Date


[ ]  I/We are customers (per Section 4) of Old Guard Group, Inc.
     or one of its subsidiaries
[ ] I/We are not customers of Old Guard Group, Inc. or one of its subsidiaries

THIS ORDER IS NOT VALID IF NOT SIGNED YOU MUST MARK A BOX


                      Old Guard Group, Inc.
                          P.O. Box 3243
                      Lancaster, PA  17604
                         1-888-262-7731

                            [REVERSE]
                      Old Guard Group, Inc.
                        STOCK ORDER FORM
                          INSTRUCTIONS



Stock Ownership Guide

The stock transfer industry has developed a uniform system of shareholder registrations that we will use in the issuance of Old Guard Group, Inc. Common Stock. Print the name(s) in which you want the stock registered and the mailing address of the registration. Include the first name, middle initial, and last name of the shareholder. Avoid the use of two initials. Please omit words that do not affect ownership rights, such as "Mrs.", "Mr.", "Dr.", "Special account", etc.

Individual
The stock is to be registered in an individual's name only. You may not list beneficiaries for this ownership.

Joint Tenants
Joint tenants with right of survivorship identifies two or more owners. When stock is held by joint tenants with rights of survivorship, ownership automatically passes to the surviving joint tenant(s) upon the death of any joint tenant. You may not list beneficiaries for this ownership.

Tenants in Common
Tenants in common also identifies two or more owners. When stock is held by tenants in common, upon the death of one co-tenant, the deceased contenant's ownership interest in the stock will be held by his or her estate in accordance with the laws of descent and distribution. You may not list beneficiaries for this transaction.

Uniform Gift to Minors/Uniform Transfer to Minors
Stock may be held either in the name of a custodian for the benefit of a minor under the Uniform Transfer to Minors Act or Uniform Gift to Minors Act of the individual states. For either ownership, the minor is the actual owner of the stock with the adult custodian being responsible for the investment until the minor reaches legal age.

Instructions: See your legal advisor if you are unsure about the correct registration of your stock.

On the first "NAME" line, print the first name, middle initial, and last name of the custodian, with the abbreviation "CUST" after the name. Print the first name, middle initial, and last name of the minor on the second "NAME" line. Only one custodian and one minor may be designated.

Corporation/Partnership
Corporation/Partnerships may purchase stock. Please provide the Corporation/Partnership's legal name and Tax I.D. To have subscription rights, the Corporation/Partnership must have an account in the legal name. Please contact the Stock Conversion Center to verify depositor rights and purchase limitations.

Fiduciary/Trust
Generally, fiduciary relationships (such as Trusts, Estates,
Guardianshps, etc.) are established under a form of trust agreement or pursuant to a court order. Without a legal document establishing a fiduciary relationship, your stock may not be registered in a fiduciary capacity.

Instructions: On the first "NAME" line, print the first name, middle initial, and last name of the fiduciary if the fiduciary is an individual. If the fiduciary is a corporation, list the corporate title on the first "NAME" line. Following the name, print the fiduciary "title" such as trustee, executor, personal representative, etc.

On the second "NAME" line, print either the name of the maker, donor, or testator or the name of the beneficiary. Following the name, indicate the type of legal document establishing the fiduciary relationship (agreement, court order, etc.). In the blank after "Under Agreement Dated," fill in the date of the document governing the relationship. The date of the document need not be provided for a trust created by a will.

An example of fiduciary ownership of stock in the case of a trust is: John D. Smith Trustee for Thomas A. Smith Under Agreement
Dated 06/09/87.

You may mail your completed Stock Order Form in the envelope that has been provided or you may deliver your Stock Order Form to Old Guard Group, Inc. Your Stock Order Form, properly competed, and payment in full at the subscription price must be received by Old Guard no later than 1:00 p.m. Local time on ____________, 1997 or it will become void. If you have any remaining questions or if you would like assistance in completing your Stock Order Form you may call the Stock Information Center at 1-888-262-7731.

________________________________________________________________
Item Instruction

Items 1 and 2-
Fill in the number of shares that you wish to purchase and the total payment due. The amount due is determined by multiplying the number of shares by the subscription price of $10.00 per share. The minimum number of shares which may be purchased is 25 shares. An Eligible Policyholder may subscribe for and purchase in the Subscription Offering up to 1.0% (38,600 shares based on the issuance of 3,860,600 shares) of the Common Stock to be issued. No person in the Community Offering, including associates and groups of persons acting in concert with such person, may purchase more than 5.0% (193,030 shares based on the issuance of 3,860,600 shares) of the Common Stock to be issued. No person, including associates and groups or persons acting in concert with such person, may purchase more than 5.0% of the shares of Common Stock issued. See the Prospectus for further details.

Old Guard Group, Inc. has reserved the right to reject any or all subscriptions received in the Community Offering, in whole or in part.

Item 3-
Payment for shares may be made in cash (only if delivered by you in person) or by check, bank draft, or money order made payable to Old Guard Group, Inc. DO NOT MAIL CASH. If you choose to make a cash payment, take your Stock Order Form and payment in person to Old Guard Group, Inc.

Item 4-
Please check the appropriate box to indicate whether you were a policyholder with a policy in effect May 31, 1996 ("Eligible
Policyholder")

If you are an eligible Policyholder, you must list all names on each policy in effect on May 31, 1996 and all policy numbers.
Note: This section is important. Because qualifying policies are utilized in allocating shares, you must list all policies you had at the Companies on the Stock Order Form. Failure to do so could result in your not receiving all of the shares you may otherwise be entitled to in the event of an oversubscription.

Item 4-Continued

Continue listing from front, if necessary, all accounts you had as an Eligible Policyholder.

POLICY TITLE (Names on Policy)     POLICY NUMBER

3.______________________________________________________________
  _________________________________
4.______________________________________________________________
  _________________________________
5.______________________________________________________________
  _________________________________

Items 5 and 6.
Print the name(s) in which you want the stock registered and the mailing address for the registration. You cannot add names of persons whose names do not appear on the eligible policies at the Companies. The stock must be registered in the name(s) of the owner(s) of the policies. A policy with more than one name allows all owners of the policy to order stock in their individual names or jointly with other owners of the policy. However, all of their purchases (using each policy for eligibility) will be aggregated to ensure maximum purchase compliance.

Enter the Social Security Number or Tax ID Number of one registered owner. Only one number is required.

Check the box that shows how you want the legal ownership of the stock to appear. If necessary, mark "Other" and enter the correct ownership, such as corporation, trust or estate. To purchase stock for a trust, include the date of the trust agreement and the title of the trust.

                             [FRONT]
                                             COMMUNITY OFFERING
                                             STOCK ORDER FORM


                                        Old Guard Group, Inc.

Note: Please read this Stock Order Form and instructions on the back of this form before completion.
________________________________________________________________
Deadline 1:00 P.M., Local Time,                          1997
-       WE ARE NOT REQUIRED TO ACCEPT COPIES OF THIS FORM
The Subscription and Community Offering ends at 1:00 P.M., Local
time, on                                  , 1997.  Your Stock
Order Form, properly executed and with the correct payment, must be received at the address on the bottom of this form by this deadline, or it will be considered void.
________________________________________________________________
Number of Shares                        Office Use Only:
(1) Number of Shares    Price Per Share    (2) Total Amount Due

____________    x     $10.00       =     $____________
(minimum 25)

______________      ______________       __________________
Date Rec'd          Batch #              Order #

The minimum number of shares that may be     _____________
subscribed for is 25.  See Prospectus        Priority
for further details regarding the maximum
purchase limitations.
________________________________________________________________
Method of Payment                      Purchaser Information
(3)[ ] Enclosed is a check, bank draft or money order payable to Old Guard Group, Inc. for $_______ (or cash if presented in person.)

(4)  Check all categories that apply to you:

     [ ]  Permanent resident Berks, Bucks, Chester, Cumberland,
          Dauphin, Lancaster, Lebanon, Lehigh, Montgomery,
          Northampton or York Counties, PA.

     [ ] Principal of Eligible Policyholder in the case of an Eligible Policyholder that is not a natural person.
          Please list the policy or policies on the back of this form.

     [ ] Licensed insurance agent that has been appointed by one of the Companies to market and distribute policies of insurance.

     [ ] Named insurance agent under policies of insurance issued by the Companies after May 31, 1996. Please list the policy or policies on the back of this form.

     [ ] Provider of goods and services to any or all of the Companies.

________________________________________________________________
Stock Registration
(5)  Form of stock ownership

     [ ]  Individual                    [ ]  Tenants in Common
     [ ]  Uniform Transfer to Minors    [ ]  Corporation
     [ ]  Fiduciary/Trust (Under        [ ]  Joints Tenants
          Agreement
     [ ]  Individual Retirement Account [ ]  Uniform Gift to
                                             Minors
     [ ]  Partnership                   [ ]  Other____________
                                             (Please Specify)
     Dated:__________________
________________________________________________________________
(6)  Name (1)                      Social Security or
                                   Tax I.D. No.
________________________________________________________________
     Name (2)                      Daytime Telephone
________________________________________________________________
     Street Address                Evening Telephone
________________________________________________________________
City        State            Zip Code        County of Residence
________________________________________________________________
NASD Affiliation (This section only applies to those individuals who meet the delineated criteria).
[ ] Check here if you are a member of the National Association of Securities Dealers, Inc. ("NASD"), a person associated with an NASD member, a member of the immediate family of any such person to whose support such person contributes, directly or indirectly, or the holder of an account in which an NASD member or person associated with an NASD member has a beneficial interest. To comply with conditions under which an exemption from the NASD's interpretation With Respect to Free-Riding and Withholding is available, you agree, if you have checked the NASD affiliation box, (i) not to sell, transfer or hypothecate the stock for a period of 3 months following the issuance, and (ii) to report this subscription in writing to the applicable NASD member within one day of the payment therefor.
Acknowledgment
By signing below, I acknowledge receipt of the Prospectus dated ___________________ at least 48 hours prior to the delivery of the Stock Order Form to Old Guard Group, Inc. and the provisions therein and understand that I may not change or revoke my order once it is received by Old Guard Group, Inc. I also certify that this stock order is for my account only and there is no agreement or understanding regarding any further sale or transfer of these shares. Under penalties of perjury, I certify that the Social Security or Tax ID number given above is correct and I am not subject to backup withholding tax. Pennsylvania law prohibits any person from transferring conversion subscription rights. Old Guard Group, Inc. will pursue any and all legal and equitable remedies in the event it becomes aware of the transfer of subscription rights and will not honor orders involving such transfer.
Signature  (Please sign in box(es) below right)
Sign and date the form. When purchasing as a custodian, corporate officer, etc., include your full title.

Date

                              Authorized Signature Title (if
                              applicable)



                              Authorized Signature Title (if
                              applicable) Date

YOUR ORDER WILL BE FILLED IN ACCORDANCE WITH THE PROVISIONS OF
THE SUBSCRIPTION AND COMMUNITY OFFERING PROSPECTUS.

Date

              THIS ORDER IS NOT VALID IF NOT SIGNED


                      Old Guard Group, Inc.
                          P.O. Box 3243
                      Lancaster, PA  17604
                         1-888-262-7731

                            [REVERSE]
                      Old Guard Group, Inc.
                        STOCK ORDER FORM
                          INSTRUCTIONS


Stock Ownership Guide

The stock transfer industry has developed a uniform system of shareholder registrations that we will use in the issuance of Old Guard Group, Inc. Common Stock. Print the name(s) in which you want the stock registered and the mailing address of the registration. Include the first name, middle initial, and last name of the shareholder. Avoid the use of two initials. Please omit words that do not affect ownership rights, such as "Mrs.", "Mr.", "Dr.", "Special account", etc.

Individual
The stock is to be registered in an individual's name only. You may not list beneficiaries for this ownership.

Joint Tenants
Joint tenants with right of survivorship identifies two or more owners. When stock is held by joint tenants with rights of survivorship, ownership automatically passes to the surviving joint tenant(s) upon the death of any joint tenant. You may not list beneficiaries for this ownership.

Tenants in Common
Tenants in common also identifies two or more owners. When stock is held by tenants in common, upon the death of one co-tenant, the deceased co-tenant's ownership interest in the stock will be held by his or her estate in accordance with the laws of descent and distribution. You may not list beneficiaries for this transaction.

Uniform Gift to Minors/Uniform Transfer to Minors
Stock may be held either in the name of a custodian for the benefit of a minor under the Uniform Transfer to Minors Act or Uniform Gift to Minors Act of the individual states. For either ownership, the minor is the actual owner of the stock with the adult custodian being responsible for the investment until the minor reaches legal age.

Instructions: See your legal advisor if you are unsure about the correct registration of your stock.

On the first "NAME" line, print the first name, middle initial, and last name of the custodian, with the abbreviation "CUST" after the name. Print the first name, middle initial, and last name of the minor on the second "NAME" line. Only one custodian and one minor may be designated.

Corporation/Partnership
Corporation/Partnerships may purchase stock. Please provide the Corporation/Partnership's legal name and Tax I.D. To have subscription rights, the Corporation/Partnership must have an account in the legal name. Please contact the Stock Conversion Center to verify depositor rights and purchase limitations.

Fiduciary/Trust
Generally, fiduciary relationships (such as Trusts, Estates,
Guardianships, etc.) are established under a form of trust agreement or pursuant to a court order. Without a legal document establishing a fiduciary relationship, your stock may not be registered in a fiduciary capacity.

Instructions: On the first "NAME" line, print the first name, middle initial, and last name of the fiduciary if the fiduciary is an individual. If the fiduciary is a corporation, list the corporate title on the first "NAME" line. Following the name, print the fiduciary "title" such as trustee, executor, personal representative, etc.

On the second "NAME" line, print either the name of the maker, donor, or testator or the name of the beneficiary. Following the name, indicate the type of legal document establishing the fiduciary relationship (agreement, court order, etc.). In the blank after "Under Agreement Dated," fill in the date of the document governing the relationship. The date of the document need not be provided for a trust created by a will.

An example of fiduciary ownership of stock in the case of a trust is: John D. Smith Trustee for Thomas A. Smith Under Agreement
Dated 06/09/87.

You may mail your completed Stock Order Form in the envelope that has been provided or you may deliver your Stock Order Form to Old Guard Group, Inc. Your Stock Order Form, properly competed, and payment in full at the subscription price must be received by Old Guard no later than 1:00 p.m. Local time on ____________, 1997 or it will become void. If you have any remaining questions or if you would like assistance in completing your Stock Order Form you may call the Stock Information Center at 1-888-262-7731.

Item Instruction

Items 1 and 2-
Fill in the number of shares that you wish to purchase and the total payment due. The amount due is determined by multiplying the number of shares by the subscription price of $10.00 per share. The minimum number of shares which may be purchased is 25 shares. An Eligible Policyholder may subscribe for and purchase in the Subscription Offering up to 1.0% (38,600 shares based on the issuance of 3,860,600 shares) of the Common Stock to be issued. No person in the Community Offering, including associates and groups of persons acting in concert with such person, may purchase more than 5.0% (193,030 shares based on the issuance of 3,860,600 shares) of the Common Stock to be issued. No person, including associates and groups or persons acting in concert with such person, may purchase more than 5.0% of the shares of Common Stock issued. See the Prospectus for further details.

Old Guard Group, Inc. has reserved the right to reject any or all subscriptions received in the Community Offering, in whole or in part.

Item 3-
Payment for shares may be made in cash (only if delivered by you in person) or by check, bank draft, or money order made payable to Old Guard Group, Inc. DO NOT MAIL CASH. If you choose to make a cash payment, take your Stock Order Form and payment in person to Old Guard Group, Inc.

Item 4-
Listing from front, if necessary, of all policies you have as a policyholder.

POLICY TITLE (Names on Policy)     POLICY NUMBER

1.______________________________________________________________
  _________________________________
2.______________________________________________________________
  _________________________________
3.______________________________________________________________
  _________________________________

Items 5 and 6.
Print the name(s) in which you want the stock registered and the mailing address for the registration.

Enter the Social Security Number or Tax ID Number of one registered owner. Only one number is required.

Check the box that shows how you want the legal ownership of the stock to appear. If necessary, mark "Other" and enter the correct ownership, such as corporation, trust or estate. To purchase stock for a trust, include the date of the trust agreement and the title of the trust.